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DELOITTE &
  TOUCHE LLP
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         [LOGO]       Two World Financial Center      Telephone (212)436-2000
                      New York, New York 10281-1414   Facsimile (212)436-5000



INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in this Registration Statement of
Genovese Drug Stores, Inc. on Form S-8 of our report dated March 4, 1998 appearing in the Annual Report on Form 10-K of Genovese Drug Stores, Inc. for the year ended January 30, 1998.


/s/  Deloitte & Touche LLP

New York, New York
June 26, 1998


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Deloitte Touche
Tohmatsu
International
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